UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 19, 2015

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(IRS Employer Identification No.)

4500 Mt. Pleasant St. N.W., North Canton, Ohio 44720-5450

(Address of Principal Executive Offices)          (Zip Code)

(234) 262-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2015, The Timken Company (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A. and KeyBank National Association as Co-Administrative Agents, KeyBank National Association as Paying Agent, L/C Issuer and Swing Line Lender, and the other lenders party thereto (collectively, the “Lenders”). The Credit Agreement amends and restates the Company’s previous credit agreement dated as of May 11, 2011.

The Credit Agreement matures on June 19, 2020 and is a $500 million unsecured revolving credit facility. The interest rate is based on grid pricing determined by the Company’s debt rating. In addition, the Company will pay a facility fee based on its debt rating times the aggregate commitments of all of the Lenders. The Credit Agreement is not secured by assets of the Company. The Company had no outstanding borrowings under the Credit Agreement as of June 19, 2015. Under the terms of the Credit Agreement, the Company is entitled on one or more occasions, subject to the satisfaction of certain conditions, to request an increase in the commitments under the Credit Agreement in the aggregate principal amount of up to $250 million to the extent that existing or new Lenders agree to provide such additional commitments. The Company is also permitted to add one or more foreign subsidiaries as a borrower under the Credit Agreement from time to time with the consent of the Lenders.

The Credit Agreement contains certain customary representations, warranties and covenants, including financial covenants that require the Company to maintain a consolidated leverage ratio and a consolidated interest coverage ratio in accordance with the limits set forth therein.

The Credit Agreement is subject to customary events of default. If any event of default occurs and is continuing, the Lenders may instruct the Co-Administrative Agents to accelerate amounts due under the Credit Agreement (except for a bankruptcy event of default, in which case such amounts will automatically become due and payable) and exercise other rights and remedies.

A copy of the Credit Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated by reference herein.

The lenders and the agents (and each of their respective subsidiaries or affiliates) of the Credit Agreement have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement dated as of June 19, 2015 by and among: The Timken Company; Bank of America, N.A. and KeyBank National Association as Co-Administrative Agents; KeyBank National Association as Paying Agent, L/C Issuer and Swing Line Lender; and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart
Executive Vice President, General Counsel and Secretary

Date:  June 23, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement dated as of June 19, 2015 by and among: The Timken Company; Bank of America, N.A. and KeyBank National Association as Co-Administrative Agents; KeyBank National Association as Paying Agent, L/C Issuer and Swing Line Lender; and the other lenders party thereto.